EXHIBIT 3.2

                              EASTON BANCORP, INC.
                           AMENDED AND RESTATED BYLAWS

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                              EASTON BANCORP, INC.

                             A MARYLAND CORPORATION


                                    ARTICLE I
                                    ---------

                                     OFFICES

     The Corporation shall continuously maintain in the State of Maryland a principal office and may have other offices within or without the state. The Corporation shall have at least one resident agent who shall either be a citizen of Maryland and reside in Maryland or be a Maryland corporation.

                                   ARTICLE II
                                   ----------

                                  STOCKHOLDERS

     SECTION  2.1     ANNUAL  MEETING.  An  annual  meeting  of the stockholders
                      ---------------
shall be held on such date in May of each year as the board of directors may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     SECTION 2.2     SPECIAL MEETINGS.  Special meetings of the stockholders may
                     ----------------
be called either by the president, the board of directors, or, subject to the following sentence, the secretary at the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting for the purpose or purposes stated in the call of the meeting. In the case of a special meeting called at the request of the stockholders, the secretary shall inform the stockholders who made the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Notwithstanding the above, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

     SECTION 2.3     PLACE OF MEETING.  The board of directors may designate any
                     ----------------
place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the Corporation's principal place of business.

     SECTION  2.4     NOTICE  OF  MEETINGS.  Written  notice  stating the place,
                      --------------------
date, and hour of the meeting and, if the meeting is a special meeting or if otherwise required by any provision of the Maryland General Corporation Law (the "Corporation Law"), the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 90 days before the date of the meeting either personally or by mail, by or at the direction of the secretary, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and such date is not more than 120 days after the original record date.

     SECTION  2.5     FIXING OF RECORD DATE.  For the purpose of determining the
                      ---------------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 90 days and, for a meeting of stockholders, not less than 10 days before the date on which the action requiring the determination will be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the later of the close of business on the day on which notice of the meeting is mailed or the 30th day before the meeting shall be the record date for such determination. If no record date is fixed for the determination of stockholders entitled to receive payment of a dividend or the allotment of any rights, the date on which the resolution of the board of directors declaring such dividend or allotment of rights is adopted shall be the record date for such determination. A determination of stockholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting or unless the date to which the meeting is adjourned is more than 120 days after the original record date.

     SECTION  2.6     QUORUM.  The  holders  of  a  majority  of the outstanding
                      ------
shares of the Corporation entitled to vote on a matter represented in person or by proxy shall constitute a quorum for consideration of such matter at any meeting of stockholders; provided that if less than a majority of the outstanding shares are represented at such meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of all the votes cast at the meeting shall be the act of the stockholders, unless the vote of a greater number of voting by classes is required by the Corporation Law, the articles of incorporation or these Bylaws. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION  2.7     PROXIES.  Each  stockholder may appoint a proxy to vote or
                      -------
otherwise act for him by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 2.8     VOTING OF SHARES.  Each outstanding share shall be entitled
                     ----------------
to one vote in each matter submitted to vote at a meeting of stockholders. Unless otherwise provided in the articles of incorporation, there shall be no cumulative voting. Each stockholder may vote either in person or by proxy as provided above.

     SECTION  2.9     VOTING  OF  SHARES BY CERTAIN HOLDERS.  Shares held by the
                      -------------------------------------
Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by the president, a vice president or a proxy appointed by either of them, unless another person appointed to vote the stock under a bylaw or a resolution of the board of directors presents a certified copy of the bylaw or resolution, in which case he may vote the stock.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his administrator, executor or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by such trustee either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock owned directly or indirectly by this Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 2.10     INSPECTORS.  At any meeting of stockholders, the presiding
                      ----------
officer may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

     Each report of an inspector shall be in writing and signed by a majority of the inspectors acting at such meeting. The report of a majority of the inspectors shall be the report of the inspectors. The report of the inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION  2.11     VOTING BY BALLOT.  Voting on any question may be by voice
                       ----------------
unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

     SECTION 2.12     NOMINATIONS OF DIRECTORS.  Nominations for the election of
                      ------------------------
directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally.

     (a)     Nominations  by Stockholders. Any stockholder of record entitled to
             ----------------------------
vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to the secretary of the Corporation. Such nominations by stockholders shall be made in writing and shall be delivered to the secretary of the Corporation, (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary of the date of the notice for the preceding year's annual meeting of stockholders; provided, however, that if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date of the preceding year's annual meeting, the notice must be delivered to the secretary of the Corporation at least 60 days prior to the date the Corporation intends to begin distributing the notice of such annual meeting of stockholders; and (ii) with respect to an election to be held at a special meeting of stockholders, not later than the close of business on the tenth day following the date on which notice of such special meeting is first given to stockholders. For purposes of this Section 2.12, notice of a special meeting shall be deemed to first be given to stockholders when disclosure of the meeting date is first made in a press release issued by the Corporation or in a document publicly filed by the Corporation with the Securities and Exchange Commission. Such nominations by stockholders shall contain the following information:

          (1) The name, age and business and residence addresses of each proposed nominee.

          (2) The principal business or occupation of each proposed nominee during the last five years.

          (3) With respect to each proposed nominee, any affiliation with or material interest in the Corporation or any transaction involving the Corporation, and any affiliation with or material interest in any person or entity having an interest materially adverse to the Corporation.

          (4)  The  name  and  residence  address of the nominating stockholder.

          (5) The number of shares of common stock of the Corporation owned by both the proposed nominee and the nominating stockholder.

          (6) The written consent of each proposed nominee to serve as a director of the Corporation if elected.

     (b)     Additional  Nomination  Requirements.  Notwithstanding  subsection
             ------------------------------------
(a) of this Section 2.12, if the Corporation or any banking subsidiary of the Corporation is subject to the requirements of Section 914 of the

Financial Institutions Reform, Recovery, and Enforcement Act of 1989, then no person may be nominated by a stockholder for election as a director at any meeting of stockholders unless the nominee has received regulatory approval to serve as a director prior to the date of the meeting.

     (c)     Procedures.  The  chairman  of any meeting of stockholders at which
             ----------
one or more directors are to be elected may disregard any nomination not made in accordance with this Section 2.12, and upon the chairman's instructions, the vote tellers shall disregard all votes cast for such nominees. The chairman of any such meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 2.12.

          SECTION  2.13     STOCKHOLDER  PROPOSALS.
                            -----------------------

     (a)     Proposals  for  Annual  Meetings.  At  any  annual  meeting  of
             ---------------------------------
stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For a stockholder proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposal in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be made in writing and delivered to the secretary of the Corporation not less than 90 days nor more than 120 days prior to the anniversary of the date of the notice of the preceding year's annual meeting of stockholders; provided, however, that if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date of the preceding year's annual meeting, the notice must be delivered to the secretary of the Corporation at least 60 days prior to the date the Corporation intends to begin distributing the notice of such annual meeting of stockholders. Such proposal shall contain the following information:

          (1) The nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words and shall state such stockholder's reasons for conducting such business at the annual meeting.

          (2)  Any  material  interest  of  such  stockholder  in such business.

          (3) The name, principal occupation and business and residence addresses of such proposing stockholder.

          (4) The number of shares of common stock of the Corporation which are held of record or beneficially owned by such proposing stockholder.

     (b)     Special  Meetings.  Stockholder  proposals shall not be allowed for
             ------------------
a special meeting of the stockholders as the only business to be conducted at any special meeting of stockholders shall be such business as shall have been set forth in the notice of the special meeting; provided, however, if the special meeting is called at the request of a stockholder then such special meeting shall include the conduct of business so requested by the requesting stockholder to the extent the Board of Directors determines that such business is reasonable and appropriate for consideration by the stockholders at such special meeting of stockholders.

     (c)     Procedures.  Notwithstanding  anything  in  the  Bylaws  to  the
             -----------
contrary, no business shall be conducted with respect to stockholder proposals at any meeting of stockholders except in accordance with the procedures set forth in this Section 2.13. The chairman of any meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with this
Section 2.13, and any such business not properly brought before the meeting shall not be transacted. The chairman of any such meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 2.13.

          SECTION  2.14     CHAIRMAN  OF  MEETING.  The chairman of the board of
                            ---------------------
directors shall serve as chairman of any meeting of shareholders unless he is unable or unwilling to serve as such, in which case the president shall serve as chairman of the meeting unless the board of directors has designated another person to serve as chairman of the meeting.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS

     SECTION  3.1     GENERAL  POWERS.  The  business  and  affairs  of  the
                      ---------------
Corporation shall be managed under the direction of its board of directors. A majority of the board of directors may establish reasonable compensation for their services and the services of the officers, irrespective of any personal interest.

     SECTION 3.2     NUMBER, TENURE AND QUALIFICATIONS.  The number of directors
                     ---------------------------------
of the Corporation shall at all times be not less than eleven nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Directors will be divided into three classes, the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. Directors need not be residents of Maryland or stockholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

     SECTION  3.3     REGULAR  MEETINGS.  A  regular  meeting  of  the  board of
                      -----------------
directors shall be held, without notice other than this Bylaw, immediately after the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION  3.4     SPECIAL  MEETINGS.  Special  meetings  of  the  board  of
                      -----------------
directors may be called by or at the request of the chairman of the board of directors, the president or any four directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

     SECTION  3.5     NOTICE.  No  notice  will  be  required  for any scheduled
                      ------
regular meeting of the board of directors. Unless waived as provided below, if a special meeting has been called pursuant to Section 3.4, the person or persons calling the meeting or any other officer or director shall give notice to each director of the special meeting stating the date, time and place of the meeting. Such notice will be given either (a) by mailing a notice of the meeting not later than the fifth business day prior to the date of the meeting, (b) by telephone, telegram, cablegram, telecommunication, teletype, facsimile transmission or personal delivery not later than the second business day prior to the date of the meeting, or (c) orally, either in person or by telephone not later than the second business day prior to the date of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION  3.6     QUORUM.  A majority of the entire board of directors shall
                      ------
constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at such meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     SECTION 3.7     MANNER OF ACTING.  The act of the majority of the directors
                     ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these Bylaws, or the articles of incorporation.

     SECTION  3.8     VACANCIES  AND  NEWLY  CREATED DIRECTORSHIPS.  Any vacancy
                      --------------------------------------------
occurring on the board for any reason, except as a result of a newly created directorship, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A majority of the entire board of directors may fill a vacancy which results from a newly created directorship. The director elected to fill such vacancy of newly created directorship shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies. The stockholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

     SECTION  3.9     RESIGNATION  AND  REMOVAL  OF DIRECTORS.  Any director may
                      ---------------------------------------
resign at any time by giving written notice of his resignation to the chairman of the board of directors, the president or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, then when accepted by action of the board of directors. Except as provided above, the acceptance of such resignation shall not be necessary to make it effective.

     Unless the articles of incorporation provide otherwise, a director may be removed, with or without cause, at any time by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

     SECTION  3.10     ACTION  BY  CONFERENCE  TELEPHONE.  Any  one or more
                       ---------------------------------
members of the board of directors or of any committee designated by the board of directors may participate in a meeting of the board or of such committee by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

     SECTION  3.11     ACTION  BY DIRECTORS WITHOUT A MEETING.  The authority of
                       --------------------------------------
the board of directors may be exercised without a meeting if a consent in writing, setting forth the action taken, is signed by all of the directors entitled to vote and is filed with the minutes of the proceedings of the board of directors.

     SECTION  3.12     COMPENSATION.  The board of directors, by the affirmative
                       ------------
vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise notwithstanding any director conflict of interest. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION  3.13     PRESUMPTION OF ASSENT.  A director of the Corporation who
                       ---------------------
is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he announces his dissent at the meeting and that director's dissent shall be entered in the minutes of the meeting or written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered or certified mail to the secretary of the Corporation within 24 hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.

     SECTION  3.14     COMMITTEES.  A  majority  of  the  board of directors may
                       ----------
create one or more committees of two or more members and delegate to these committees any of the powers of the board of directors, except such powers that the Corporation Law provides may not be delegated to a committee. A majority of such committee shall constitute a quorum for transaction of business. A committee may transact business without a meeting by unanimous written consent.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS

     SECTION  4.1     NUMBER.  The  officers  of the Corporation shall include a
                      ------
president, a treasurer, and a secretary, and may include a chief executive officer, one or more vice presidents, and such other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

     SECTION  4.2     ELECTION  AND  TERM  OF  OFFICE.  The  officers  of  the
                      -------------------------------
Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until such officer's death, resignation or removal in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

     SECTION  4.3     REMOVAL.  Any officer elected or appointed by the board of
                      -------
directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.4     CHIEF EXECUTIVE OFFICER.  The chief executive officer shall
                     -----------------------
be the active executive officer of the Corporation. Subject to the direction and control of the board of directors, the chief executive officer shall: be in charge of the business of the Corporation; see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, discharge all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the board of directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly pre-scribed by the board of directors or these Bylaws, the chief executive officer may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and may accomplish such execution either under or without the seal of the Corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The chief executive officer may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the board of directors.

     SECTION  4.5     PRESIDENT.  The president shall be the principal operating
                      ---------
officer of the Corporation. Under the direction of the board of directors, the president shall perform the duties of the chief executive officer in the chief executive officer's absence or inability to act; and in general, discharge all duties incident to the office of the president and such other duties as may be prescribed by the board of directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the board of directors or these Bylaws, the president may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and may accomplish such execution either under or without the seal of the Corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors.

     SECTION  4.6     THE  VICE PRESIDENTS.  The vice president (or in the event
                      --------------------
there is more than one vice president, each of the vice presidents) shall assist the chief executive officer and the president in the discharge of their duties and shall perform such other duties as from time to time may be assigned by the chief executive officer, the president, or the board of directors. In the absence of the chief executive officer or the president or in the event of the chief executive officer's or president's inability or refusal to act, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the chief executive officer or the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer or the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the board of directors or these Bylaws, the vice president (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and may accomplish such execution either under or without the seal of the Corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION  4.7     THE  TREASURER.  The  treasurer  shall  be  the  principal
                      --------------
accounting and financial officer of the Corporation. The treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of these duties in such sum and with such surety or sureties as the board of directors may determine.

     SECTION 4.8     THE SECRETARY.  The secretary shall: (a) record the minutes
                     -------------
of the stockholders' and the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the chief executive officer, the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these Bylaws; (f) have general charge of the stock transfer books of the Corporation; (g) have authority to certify the Bylaws, resolutions of the stockholders and board of directors and committees thereof, and other documents of the Corporation as true and correct copies thereof; and
(h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the chief executive officer, the president or by the board of directors.

     SECTION  4.9     ASSISTANT  TREASURERS  AND  ASSISTANT  SECRETARIES.  The
                      --------------------------------------------------
assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chief executive officer, the president or the board of directors. The assistant secretaries may sign with the chief executive officer, the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument except when a different mode of execution is expressly prescribed by the board of directors or these Bylaws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

          SECTION  4.10     SALARIES.  The  salaries  of  the  officers shall be
                            --------
fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                    ARTICLE V
                                    ---------

                                 INDEMNIFICATION

     SECTION  5.1     INDEMNIFICATION  OF  DIRECTORS.  The  Corporation  shall
                      ------------------------------
indemnify and hold harmless any person (an "Indemnified Person") who was or is, or is threatened to be made, a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation), by reason of service as a director of the Corporation against any judgments, penalties, fines, settlements and reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) actually incurred by him in connection with the action, suit or proceeding; provided, in any case, that no indemnification shall be made for any judgments, fines, penalties, settlements or expenses attributable to circumstances as to which, under applicable provisions of the Corporation Law as in effect from time to time, such indemnification is not allowed. If at any time the Corporation Law shall have been amended to authorize the further indemnification against liability of a director, then each director of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the Corporation Law, as so amended, without action by the board of directors or shareholders, unless the provisions of the Corporation Law, as amended, require such action.

     SECTION  5.2     INDEMNIFICATION  OF  OTHERS.  The Board of Directors shall
                      ---------------------------
have the power to cause the Corporation to provide to officers, employees and agents of the Corporation all or any part of the right to indemnification and other rights of the type provided under Section 5.1, 5.5 and 5.11 of this Article Five (subject to the conditions, limitations and obligations specified therein) upon a resolution to that effect identifying such officers, employees or agents (by position or name) and specifying the particular rights provided, which may be different for each of the persons identified. Each officer, employee or agent of the Corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Five.

     SECTION  5.3     SUBSIDIARIES.  The Board of Directors shall have the power
                      ------------
to cause the Corporation to provide to any director, officer, employee or agent of the Corporation who also is or was a director, officer, trustee, general partner, employee or agent of a Subsidiary (as defined below), all or any part of the right to indemnification and other rights of the type provided under Sections 5.1, 5.5 and 5.11 of this Article Five (subject to the conditions, limitations and obligations specified therein), with regard to amounts actually and reasonably incurred by such person because he is or was a director, officer, trustee, general partner, employee or agent of the Subsidiary. The Board of Directors shall exercise such power, if at all, through a resolution identifying the person or persons to be indemnified (by position or name) and the Subsidiary (by name or other classification), and specifying the particular rights provided, which may be different for each of the persons identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Five. As used in this Article Five, "Subsidiary" shall mean (a) another corporation, joint venture, trust, partnership. or unincorporated business association more than 20% of the voting capital stock or other voting equity interest of which was, at or after the time the circumstances giving rise to such action, suit or proceeding arose, owned, directly or indirectly, by the Corporation, or (b) a nonprofit corporation that receives its principal financial support from the Corporation or its Subsidiaries.

     SECTION  5.4     DETERMINATION.  To  the  extent that an Indemnified Person
                      -------------
has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 (or in Sections 5.2 or 5.3, if the Board of Directors has specified that advancement of expenses be made available to such Indemnified Person), or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Except as provided above, any indemnification under this Article Five (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the Corporation Law. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     SECTION  5.5     ADVANCES.  Expenses  (including,  but  not  limited  to,
                      --------
attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any action, suit or proceeding of the kind described in Section 5.1 (or in Sections 5.2 or 5.3, if the Board of Directors has specified that advancement of expenses be made available to such Indemnified Person) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this
Section 5.5, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his good faith belief that he is entitled to indemnification for such amounts under this Article Five and a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 5.5 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation shall make the advances contemplated by this Section 5.5 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 5.5 shall be unsecured and interest-free.

     SECTION  5.6     NON-EXCLUSIVITY.  Subject  to  any  applicable  limitation
                      ---------------
imposed by the Corporation Law or the articles of incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article Five shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be cast thereon.

     SECTION  5.7     INSURANCE.  The  Corporation  shall  have  the  power  to
                      ---------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, general partner, employee or agent of a Subsidiary, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Five.

     SECTION  5.8     NOTICE.  If  the  Corporation  indemnifies  or  advances
                      ------
expenses to a director under Section 2-418 of the Corporation Law (or any equivalent provision of these Bylaws) in connection with a proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by such section, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     SECTION  5.9     SECURITY.  The  Corporation  may  designate certain of its
                      --------
assets as collateral, provide self-insurance or otherwise secure its obligations under this Article Five, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Five, as the Board of Directors deems appropriate.

     SECTION  5.10     AMENDMENT.  Any  amendment  to  this  Article  Five  that
                       ---------
limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits, or proceedings based on actions, events or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article Five to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This Section 5.10 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

     SECTION  5.11     AGREEMENTS.  The provisions of this Article Five shall be
                       ----------
deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article Five, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the Corporation indemnification rights substantially similar to those provided in this Article Five.

     SECTION 5.12     CONTINUING BENEFIT. The indemnification and advancement of
                      ------------------
expenses provided by or granted pursuant to this Article Five shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION  5.13     SUCCESSORS.  For  purposes of this Article Five, the term
                       ----------
"Corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article Five on the same terms and conditions and to the same extent as this Corporation.

     SECTION  5.14     SEVERABILITY.  Each of the Sections of this Article Five,
                       ------------
and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Five that is not declared invalid or unenforceable.

     SECTION  5.15     ADDITIONAL  INDEMNIFICATION.  In addition to the specific
                       ---------------------------
indemnification rights set forth herein, the Corporation shall indemnify each of its directors and such of its officers as have been appointed by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Corporation Law or other laws of the State of Maryland as in effect from time to time.

                                   ARTICLE VI
                                   ----------

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION  6.1     CONTRACTS.  The  board  of  directors  may  authorize  any
                      ---------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION  6.2     LOANS.  No  loans  shall  be  contracted  on behalf of the
                      -----
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.

     SECTION  6.3     CHECKS,  DRAFTS, ETC.  All checks, drafts, or other orders
                      ---------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION  6.4     DEPOSITS.  All  funds  of  the  Corporation  not otherwise
                      --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VII
                                   -----------

                            SHARES AND THEIR TRANSFER

     SECTION  7.1     SHARES  REPRESENTED  BY  CERTIFICATES  AND  UNCERTIFICATED
                      ----------------------------------------------------------
SHARES.  Shares shall either be represented by certificates or be uncertificated
------
shares.

     Certificates representing shares of the Corporation shall be signed by the appropriate officer and may be sealed with the seal or a facsimile of the seal of the Corporation. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation or its employee, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the Corporation is organized under Maryland law. If the Corporation is authorized to issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

     The name and address of each stockholder, the number and class of shares held, and the date on which the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

          SECTION  7.2     LOST  CERTIFICATES.  If  a  certificate  representing
                           ------------------
shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued, upon such indemnification and other reasonable requirements as it may impose.

     SECTION  7.3     TRANSFERS  OF  SHARES.  Transfers  of  shares  of  the
                      ---------------------
Corporation shall be recorded on the books of the Corporation. Transfer of shares represented by certificates, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the Corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the Corporation.

                                  ARTICLE VIII
                                  ------------

                                   FISCAL YEAR

     The fiscal year of the Corporation shall end on December 31 in each year or on such other date as the board of directors may determine.

                                   ARTICLE IX
                                   ----------

                                  DISTRIBUTIONS

     The board of directors may authorize, and the Corporation may make, distributions to its stockholders, subject to any restrictions in its articles of incorporation or provided by law.

                                    ARTICLE X
                                    ---------

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.

                                   ARTICLE XI
                                   ----------

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the articles of incorporation or under the provisions of the Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                   ARTICLE XII
                                   -----------

                                   AMENDMENTS

     The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders or the board of directors, provided that any action by the board of directors shall not divest or limit the power of the stockholders to adopt, amend, or repeal Bylaws and the stockholders may, in adopting, amending or repealing a particular bylaw, provide expressly the board of directors may not amend or repeal the Bylaw. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the law or the articles of incorporation.

                            *     *     *     *     *



Effective  January  28,  2002

Section  3.2  was  amended  effective  May  26,  1999,  and
Sections  2.12,  2.13  and  2.14  were  amended  effective
January  28,  2002.